UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 1, 2016

INOTEK PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 Hartwell Avenue Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 676-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2016, Inotek Pharmaceuticals Corporation (NASDAQ: ITEK) (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative for the underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale of $50 million aggregate principal amount of the Company’s 5.75% Convertible Senior Notes due 2021 (the “Notes”). The net proceeds to the Company from the sale of the Notes, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, is expected to be approximately $46.9 million. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase an additional $7.5 million aggregate principal amount of Notes. The offering of the Notes is expected to close on August 5, 2016, subject to the satisfaction of customary closing conditions.

The offering and sale of the Notes was made pursuant to a preliminary prospectus supplement, a related free writing prospectus and a final prospectus supplement pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-210585), each of which has been filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Notes is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On August 1, 2016, the Company issued a press release announcing its intention to offer the Notes. On August 2, 2016, the Company issued a press release announcing the pricing of the offering of the Notes. A copy of each press release is filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 1, 2016, between Inotek Pharmaceuticals Corporation and Cowen and Company, LLC, as representative of the underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release dated August 1, 2016.

99.2	Press Release dated August 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2016	INOTEK PHARMACEUTICALS CORPORATION

	By:	/s/ Dale Ritter
Dale Ritter Vice President – Finance